                                                                    EXHIBIT 10.6



                              SECTION 3 AGREEMENT



         THIS SECTION 3 AGREEMENT is made as of March 18, 1998 by and among Robert W. Tennent, Special Trustee of the Tennent Family Trust dated as of November 20, 1989 (the "Shareholder"), Coyote Sports, Inc., a Nevada corporation ("Coyote"), and Paragon Coyote Texas Ltd., a Texas limited partnership ("Paragon").

                                    RECITALS

         WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of February 3, 1998 by and among, inter alia, the Shareholder, Coyote and Unifiber Corporation, a California corporation ("Unifiber") of which the Shareholder is the sole shareholder (the "Unifiber Acquisition Agreement"), Coyote has agreed to buy all of the issued and outstanding capital stock of Unifiber from the Shareholder subject to the terms and conditions set forth therein and in the other documents contemplated thereby (the "Unifiber Acquisition"); and

         WHEREAS, Paragon is lending Coyote the funds to enable Coyote to consummate the Unifiber Acquisition (the "Paragon Financing"); and

         WHEREAS, as a condition to its willingness to provide the Paragon Financing, Paragon is requiring that Coyote irrevocably and unconditionally assign all of its right, title and interest in and to Coyote's rights (the "Rights") under Section 3 of the Shareholder Agreement attached as Exhibit 2.1 to the Unifiber Acquisition Agreement ("Section 3") effective upon the closing of the Unifiber Acquisition (the "Assignment"); and

         WHEREAS, Paragon and the Shareholder wish, among other things, to memorialize the Shareholder's consent to the Assignment and to clarify the application of Section 3 to Paragon following the Assignment; and

         WHEREAS, the Paragon Financing will tangibly and directly benefit the Shareholder.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Shareholder, Paragon and Coyote hereby agree as follows:

         1. The Shareholder consents to the Assignment in accordance with its terms.

         2. The Shareholder agrees that no approval of Coyote's Board of Directors pursuant to Section 3(a)(2) of the Shareholder Agreement shall be required upon Paragon's purchase, if any, of the Shares (as such term is defined in the Shareholder Agreement) upon exercise of the Rights subsequent to the Assignment.

         3. Each of the Shareholder and Coyote agrees that the Shareholder Agreement shall be duly executed and delivered at the closing of the Unifiber Acquisition without any change or modification, and that no terms or conditions of the Unifiber Acquisition shall be changed or modified in such a way as to impair the value of the Rights in the hands of Paragon. In the event of any conflict between the terms and conditions of this Agreement and those of the Shareholder Agreement, the terms and conditions of this Agreement shall control. Other than as expressly provided in this Agreement, the terms and conditions of the Shareholder Agreement shall remain unchanged.

         4. Notices required under Section 3 shall be in writing and be delivered or mailed by certified or registered mail, postage prepaid, as follows, or to such other address as the Shareholder or Paragon, as the case may be, shall furnish in writing to the other in the manner set forth herein:

         If to Shareholder:

                 Richard L. Tennent
                 Judy R. Tennent
                 1000 Lakeshore Drive, Unit No. 4
                 Incline Village, Nevada   89451

         With a copy to:

                 F. Gregory Pyke, Esq.
                 Harrigan, Ruff, Sbardellati & Moore, APC
                 101 West Broadway, Suite 1600
                 San Diego, California   92101

         If to Paragon:

                 Mark Pappas, President
                 Paragon Management Group, Inc.
                 307 West Seventh Street, Suite 1210
                 Fort Worth, Texas   76102

         With a copy to:

                 Brian D. Bowden, Esq.
                 Robinson & Bowden L.L.P.
                 512 Main Street, Suite 901
                 Fort Worth, Texas   76102

         5. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures exchanged by facsimile shall be deemed to constitute original, manually-executed signatures and shall be fully binding.

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (other than laws that pertain to conflict of laws).

         IN WITNESS WHEREOF, the parties have entered into this Section 3 Agreement as of the date first above written.



                                     /s/ Robert W. Tennent, Special Trustee
                                  --------------------------------------------
                                  Robert W. Tennent, Special Trustee of the
                                     Tennent Family Trust dated as of
                                     November 20, 1989

                                  COYOTE SPORTS, INC.,
                                     a Nevada corporation



                                  By:   /s/ Mel S. Stonebraker
                                     ------------------------------------------

                                  Name:    Mel S. Stonebraker
                                       ----------------------------------------


                                  Title:   Chief Executive Officer
                                        ---------------------------------------

                                  PARAGON COYOTE TEXAS LTD.,
                                   a Texas limited partnership

                                  By:  Paragon Management Group, Inc.,
                                        a Texas corporation, General Partner



                                       By:   /s/ Mark A. Pappas
                                           ------------------------------------
                                               Mark Pappas, President





                                       3